Exhibit 10.2

EXECUTION VERSION

GUARANTY

This GUARANTY, dated as of September 30, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), made by CUMMINS INC., an Indiana corporation (the “Guarantor”), in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions or entities (collectively, the “Lenders”) from time to time party to the Credit Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, FILT RED, INC., a Delaware corporation (the “Parent Borrower”), the other Borrowers from time to time party thereto, the other Loan Parties from time to time party thereto, the Lenders and the Administrative Agent have entered into the Credit Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations by the Lenders to the Borrowers;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Parent Borrower is a direct or indirect Subsidiary of the Guarantor; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent for the ratable benefit of the Lenders and their applicable Affiliates, whereby the Guarantor shall guarantee the full and punctual payment when due, whether upon maturity, scheduled payment date, by acceleration, early termination or otherwise, of all Secured Obligations.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the Guarantor hereby agrees as follows:

Article 1
DEFINITIONS

1.1               Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2               Definitions of Certain Terms Used Herein. As used in this Guaranty, the following terms shall have the following meanings:

“Contractual Currency” is defined in Section 2.2.

“Guarantor Bankruptcy Event of Default” means each Guarantor Event of Default set forth in Section 4.1(b).

“Guarantor Default” means each event which, with the giving of notice and/or the passage of time, would constitute a Guarantor Event of Default.

“Guarantor Event of Default” is defined in Section 4.1.

“Guaranty Termination Date” is defined in Section 2.10.

“Indemnitee” is defined in Section 5.10(b).

Article 2
GUARANTY

2.1               Guaranty. The Guarantor absolutely and unconditionally guarantees to the Administrative Agent for the ratable benefit of the Lenders (and their applicable Affiliates) and their respective successors and permitted assigns, as primary obligor and not merely as surety, the full and punctual payment when due, whether upon maturity, scheduled payment date, by acceleration, early termination or otherwise, of all Secured Obligations under the Credit Agreement. If any Borrower fails to pay any Secured Obligation in full when due (whether at stated maturity, scheduled payment date, by acceleration, early termination or otherwise) strictly in accordance with the terms of the Credit Agreement, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where such Borrower or any other person or entity obligated on such Secured Obligation is located, the Guarantor will promptly pay the same to the Administrative Agent. The Administrative Agent shall deliver a written notice to the Guarantor identifying this Guaranty and identifying the Guarantor Event of Default and the precise amount due and payable by such Borrower (provided that (x) no such notice shall be required upon the occurrence of a Guarantor Bankruptcy Event of Default and (y) such notice shall be deemed to have been given immediately upon the occurrence of a Guarantor Bankruptcy Event of Default). The Guarantor shall promptly thereafter pay such amounts to the Administrative Agent. The failure of the Administrative Agent to provide the foregoing written notice to the Guarantor shall not reduce, excuse or invalidate the Guarantor’s obligations hereunder; provided that, for the avoidance of doubt, it is understood that the Guarantor’s payment obligations hereunder shall only commence after receipt (or deemed receipt, in the case of any Guarantor Bankruptcy Event of Default) of such written notice. Notwithstanding anything to the contrary in this Guaranty, for the avoidance of doubt, the Secured Obligations guaranteed by the Guarantor hereunder shall (a) in no event be broader than the Secured Obligations of the Borrowers under and as defined in the Credit Agreement, assuming the enforceability of the Credit Agreement against the Borrowers (which enforceability shall be conclusively presumed) in accordance with the terms thereof (regardless of whether the Credit Agreement is in fact so enforceable), and (b) not include any special, indirect, consequential or punitive damages (including, without limitation, any opportunity costs or lost profits) suffered by the Administrative Agent or any Lender in connection with, arising out of, or in any way related to this Guaranty, the Credit Agreement and/or any Secured Obligations (provided that this clause (b) shall not apply to any such damages that constitute Secured Obligations). This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection.

2.2               Guaranty Absolute. Subject to Section 2.10, the liability of the Guarantor under, and in accordance with the terms of, this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter acquire in any way relating to, any or all of the following: (i) any illegality, lack of validity or unenforceability of any Secured Obligation, (ii) any amendment, modification, waiver or consent to departure from the terms of any Secured Obligation, including any renewal or extension of the time of payment or change in the manner or place of payment, (iii) any exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any Secured Obligation, (iv) any change in the corporate existence, structure or ownership of any Borrower (including without limitation, the Guarantor failing to hold any equity interest in any Borrower), or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any Secured Obligation, (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against any Borrower, Administrative Agent, any Lender, any of their respective Affiliates or any other corporation or person, whether in connection herewith or any unrelated transaction; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim, (vi) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Secured Obligation or the Administrative Agent’s (or any Lender’s (or any applicable Affiliate’s)) rights with respect thereto, including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, that would prevent the exchange of a non-Contractual Currency (as defined below) for a Contractual Currency or the remittance of funds outside of such jurisdiction or the unavailability of a Contractual Currency in any legal exchange market in such jurisdiction in accordance with normal commercial practice; (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; (C) any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives any Borrower of any assets or their use or of the ability to operate its business or a material part thereof; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction that have an effect similar to that of an event described in clause (A), (B) or (C) above, and (vii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender (or any applicable Affiliate thereof) that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower or the Guarantor or any other guarantor or surety.

Without limiting the generality of the foregoing, the Guarantor agrees, subject to Section 2.7, that payments hereunder to the Administrative Agent will be paid in accordance with the terms and provisions of the Credit Agreement and any other document or agreement evidencing any Secured Obligation. All payments by the Guarantor hereunder shall be made in the amounts, and in the same currency in which the underlying Secured Obligations are payable (such currency, the “Contractual Currency”), irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where any Borrower or any other person or entity is located. This Guaranty relates to international credit transactions in which the specification of the terms hereunder and in the Credit Agreement, including without limitation, the Contractual Currency, and of any document or agreement evidencing any Secured Obligation is of the essence.

It is the intent of this Section 2.2 that the Guarantor’s obligations hereunder are and shall be absolute and unconditional under any and all circumstances.

2.3               Waiver. Except as otherwise expressly provided herein and in the other Loan Documents, the Guarantor waives promptness, diligence, notice of acceptance, notice of dishonor and any other notice with respect to any Secured Obligation and this Guaranty and any requirement that the Administrative Agent, any Lender or any Affiliate thereof exercise any right or take any action against any Borrower or any collateral security or credit support.

2.4               Reinstatement. Until the Guaranty Termination Date, this Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any Secured Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender (or any applicable Affiliate thereof) upon the insolvency, bankruptcy or reorganization of any Borrower or the Guarantor or otherwise, all as though such payment had not been made.

2.5               Subrogation. The Guarantor will not assert, enforce or otherwise exercise any rights that it may acquire by way of subrogation under this Guaranty or by any payment made hereunder, until all amounts owing to the Administrative Agent and the Lenders (and their applicable Affiliates) on account of the Secured Obligations have been paid in full in cash in accordance with the terms of the Credit Agreement, and the Commitments are terminated.

2.6               Taxes. Any and all payments by the Guarantor hereunder will be made free and clear of and without deduction for Taxes, except as required by applicable law. If the Guarantor is required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) except to the extent the deducted amounts constitute Excluded Taxes, the sum payable will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6), the Administrative Agent will receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor will make such deductions, and (iii) the Guarantor will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, any and all payments by the Guarantor hereunder will be made free and clear of Indemnified Taxes or Other Taxes to the same extent, mutatis mutandis, as provided in respect of obligations of the Borrowers under Section 2.17 of the Credit Agreement. For the avoidance of doubt, any Lender’s obligations under Section 2.17(f)(i) and (ii) of the Credit Agreement shall apply to any documentation reasonably requested by the Guarantor mutatis mutandis.

2.7               Payment. The Guarantor will make each payment hereunder, at the Administrative Agent’s option, in either the Contractual Currency of the Secured Obligation or Dollars to the Administrative Agent, for the benefit of the Lenders (and their applicable Affiliates), without set-off or counterclaim at the Administrative Agent’s Office. In the event that the Administrative Agent elects that a payment hereunder is to be made in Dollars (and such Contractual Currency is non-Dollars), the Guarantor will pay the Administrative Agent the equivalent of the amount of such Secured Obligation in Dollars calculated at the rate of exchange at which, in accordance with normal banking procedures, the Administrative Agent may buy such Contractual Currency in New York, New York on the date the Guarantor makes such payment. If the Contractual Currency no longer exists, the Guarantor will make such payment hereunder in such currency and in such amount that would, in the reasonable judgment of the Administrative Agent, place the Administrative Agent in a position reasonably comparable to the position it would have been in had the Contractual Currency continued to exist.

2.8               [Reserved].

2.9               Set-Off. If the Guarantor fails to pay any of its obligations hereunder when due and payable, the Administrative Agent is authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held and other indebtedness at any time owing by the Administrative Agent to or for the Guarantor’s credit or account against any and all of the Secured Obligations, whether or not the Administrative Agent has made any demand under this Guaranty. The Administrative Agent will promptly notify the Guarantor after any such set-off and application; provided that the failure to give such notice will not affect the validity of such set-off and application. The Administrative Agent’s rights under this Section 2.9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent may have.

2.10           Continuing Guaranty. This is a continuing guaranty that applies to all Secured Obligations whenever arising. This Guaranty is irrevocable and will remain in full force and effect until the earlier (such earlier date, the “Guaranty Termination Date”) of (i) the Security Date and (ii) occurrence of the Termination Date Conditions, unless the Guarantor elects otherwise by written notice to the Administrative Agent. This Guaranty will terminate automatically and immediately upon the Guaranty Termination Date, unless the Guarantor elects otherwise by written notice to the Administrative Agent.

Article 3

 REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

3.1               Existence, etc. The Guarantor is duly organized and validly existing under the laws of the jurisdiction of its formation.

3.2               Power and Authority. The execution, delivery and performance by the Guarantor of this Guaranty, and the consummation of the transactions contemplated hereby and by the Credit Agreement, are within the Guarantor’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other legal entity action, and do not contravene (i) the Guarantor’s charter or by-laws or other organizational documents or (ii) law or any material contractual restriction binding on the Guarantor.

3.3               No Contravention. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required as a condition to the due execution, delivery and performance by the Guarantor of this Guaranty, except for those that have been made or obtained prior to the date hereof and are in full force and effect.

3.4               Execution, Delivery and Enforceability. This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally or by equitable principles.

3.5               Investment Company. The Guarantor is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Article 4
EVENTS OF DEFAULT

4.1               Guarantor Events of Default. Each of the following events constitutes a “Guarantor Event of Default”:

(a)                the Guarantor fails to pay any amount payable under this Guaranty when the same becomes due and payable;

(b)                (i) the Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Guarantor or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Guarantor shall take any corporate action to authorize any of the actions set forth above in this clause (i); and (ii) any Event of Default set forth in Section 7.01(f) of the Credit Agreement;

(c)                the occurrence of (i) any Event of Default (as defined in the Amended and Restated Credit Agreement, dated as of August 18, 2021, as amended on August 17, 2022, among the Guarantor, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and the other parties party thereto), (ii) any Event of Default (as defined in the Fourth Amended and Restated 364-Day Credit Agreement, dated as of August 17, 2022, among the Guarantor, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto), (iii) any Event of Default (as defined in the Incremental 364-Day Credit Agreement, dated as of August 17, 2022, among the Guarantor, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto) or (iv) any Event of Default (as defined in the Loan Agreement, dated as of July 13, 2022, among the Guarantor, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent); and

(d)                the occurrence of any other Event of Default (as defined in the Credit Agreement).

After the occurrence and during the continuance of a Guarantor Event of Default and upon the demand of the Administrative Agent made from time to time, the Guarantor will purchase from, and pay the Administrative Agent for, the outstanding Secured Obligations (including any contingent Secured Obligations) at a purchase price equal to the aggregate amount of the outstanding Secured Obligations (including any contingent Secured Obligations); provided, however, that the Guarantor’s obligation to make such purchase shall be automatic (and the Administrative Agent shall not be required to make demand therefor) immediately upon the occurrence of a Guarantor Bankruptcy Event of Default. Such purchase will be made promptly after demand for purchase, and in a place and currency as set forth in Section 2.7; provided further, however, that such purchase shall be made immediately upon the occurrence of a Guarantor Bankruptcy Event of Default. The Guarantor hereby agrees that the purchase of the Secured Obligations (including any contingent Secured Obligations) by it hereunder will be without recourse to or representation or warranty by the Administrative Agent. The foregoing remedy is in addition to any other rights and remedies otherwise available to the Administrative Agent, including without limitation, any rights and remedies available to it under the documents or agreements evidencing the Secured Obligations (including any contingent Secured Obligations). The Guarantor’s obligations pursuant to this paragraph are in addition to the other obligations of the Guarantor under this Guaranty, including without limitation, its obligations pursuant to Section 2.2.

Article 5
MISCELLANEOUS

5.1               Amendments, Guarantor Assignments, Etc. No amendment of this Guaranty will be effective unless the same is in writing and signed by the Guarantor, the Administrative Agent and the Required Lenders; provided, however, that it is understood and agreed that the release of the Guarantor from its obligations under this Guaranty prior to the Guaranty Termination Date shall require the consent of the Administrative Agent and each of the Lenders. No waiver of any provision of this Guaranty, and no consent to departure by the Guarantor herefrom, will in any event be effective unless the same is in writing and signed by Guarantor, the Administrative Agent and the Required Lenders, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The Guarantor may not assign or otherwise transfer any of its obligations hereunder without the prior written consent of the Administrative Agent and each of the Lenders.

5.2               Notices. All notices and other communications provided for hereunder will be in writing (including telecopier communication), and mailed, telecopied, e-mailed or delivered to the respective parties hereto and will, when mailed, telecopied or e-mailed, be effective when deposited in the mails, telecopied or e-mailed, respectively, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

The Guarantor:	Cummins Inc.
500 Jackson Street, Box 3005
Columbus, Indiana 47202-3005
Attention of Vice President/Treasurer
Email: donald.jackson@cummins.com

The Administrative Agent:	Bank of America, N.A.
Agency Management
540 W. Madison Street
Mail Code: IL4-540-22-29
Chicago, IL 60661
Attention: Angela Larkin
Telephone: +1-312-828-3882
Facsimile: +1-877-206-8409
Electronic Mail: angela.larkin@bofa.com

Unless the Administrative Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

5.3               Guarantor’s Credit Decision, Etc. The Guarantor has, independently and without reliance on the Administrative Agent and based on such documents and information as the Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. The Guarantor has adequate means to obtain from the Borrowers on a continuing basis information concerning the financial condition, operations and business of the Borrowers, and the Guarantor is not relying on the Administrative Agent to provide such information now or in the future. The Guarantor acknowledges that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by the Credit Agreement.

5.4               Severability. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.5               Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Guarantor in respect of any sum due to any Lender (or applicable Affiliate thereof) or the Administrative Agent under this Guaranty shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender (or applicable Affiliate) or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender (or applicable Affiliate) or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender (or applicable Affiliate) or the Administrative Agent, as the case may be, in the specified currency, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender (or applicable Affiliate) or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender (or applicable Affiliate) or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender (or applicable Affiliate) under Section 2.18 of the Credit Agreement, such Lender (or applicable Affiliate) (by accepting the benefits of this Guaranty) or the Administrative Agent, as the case may be, agrees to remit such excess to the Guarantor.

5.6               Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAW PRINCIPLES PROVIDING FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

5.7               Jurisdiction; Consent to Service of Process.

(a)                Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the transactions relating hereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent, any L/C Issuer or any Lender (or applicable Affiliate thereof) may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.

(b)                Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in Section 5.7(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 5.2. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by applicable Law.

5.8               WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

5.9               Counterparts; Integration; Effectiveness; Electronic Execution. This Guaranty may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Guarantor and the Administrative Agent agrees that any Electronic Signature on or associated with this Guaranty shall be valid and binding on such Person to the same extent as a manual, original signature, and that this Guaranty, entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. This Guaranty may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Guaranty. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Guaranty which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Guaranty converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more Electronic Copies, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. This Guaranty, in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided further that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Guarantor without further verification and (b) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of this Guaranty or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Guaranty by acting upon, this Guaranty (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Guarantor hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Guaranty based solely on the lack of paper original copies of this Guaranty and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Guarantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

This Guaranty shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.10           Expenses; Indemnity; Damage Waiver.

(a)                The Guarantor shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements and other charges of one firm of counsel and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case, for the Administrative Agent and its Affiliates), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for in the Credit Agreement, the preparation and administration of this Guaranty and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any L/C Issuer or any Lender (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one firm of counsel for the Administrative Agent (and, to the extent reasonably required by the Administrative Agent, one firm of local counsel for the Administrative Agent in each applicable jurisdiction) and one counsel for all of the other Lenders and L/C Issuers (and, to the extent reasonably required by the Lenders, up to one firm of local counsel for all of the other Lenders and L/C Issuers in each applicable jurisdiction), unless a Lender or its counsel reasonably determines that it would create actual or potential conflicts of interests to not have individual counsel, in which case similarly affected Lenders may have one additional firm of counsel) in connection with the enforcement or protection of its rights in connection with this Guaranty and any other Loan Document, including its rights under this Section 5.10, or in connection with the Loans made, including all such out-of-pocket expenses (subject to the foregoing limitations with respect to legal fees and expenses) incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                The Guarantor shall indemnify the Administrative Agent, each Arranger, the Syndication Agent, each L/C Issuer and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing (limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of one firm of counsel as primary counsel and, to the extent reasonably required, a single firm of local counsel in each applicable jurisdiction for the Indemnitees, taken as a whole, and, in the event of an actual or reasonably perceived conflict of interest (as reasonably determined in good faith by the applicable Indemnitee), one additional firm of counsel to each group of similarly affected Indemnitees) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Effective Date Transactions, the Closing Date Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Guarantor or any Subsidiary, or any Environmental Liability related in any way to the Guarantor or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Guarantor or any Subsidiary or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its Related Indemnified Persons or (y) a material breach of such Indemnitee’s or any of its Related Indemnified Persons’ obligations under the applicable Loan Documents or (ii) have resulted from any dispute solely among Indemnitees (not arising as a result of any act or omission by any Loan Party or any Subsidiaries or Affiliates), other than any dispute involving claims against any Credit Party in its capacity as, or in fulfilling its role as, the Administrative Agent, an L/C Issuer, a Swingline Lender, an Arranger, a Bookrunner, agent or any similar role under or in connection with this Guaranty. This Section 5.10(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For purposes of this Section 5.10(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlled Affiliate of such Indemnitee, (2) the respective directors, managers, officers and employees of such Indemnitee and of its controlled Affiliates and (3) the respective agents of such Indemnitee and its controlled Affiliates, in the case of this clause (3), acting at the express instructions of such Indemnitee or such controlled Affiliate; provided that each reference to a controlled affiliate, director, manager, officer or employee in this sentence pertains to a controlled affiliate, director, manager, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facilities evidenced by the Credit Agreement and/or the consummation of the transactions contemplated by the Loan Documents.

(c)                To the extent that the Guarantor fails to pay any amount required to be paid by it to the Administrative Agent, any L/C Issuer or any Swingline Lender under paragraph (a) or (b) of this Section 5.10, each Lender (by accepting the benefits of this Guaranty) severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to the applicable L/C Issuer or Swingline Lender, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Guarantor’s failure to pay any such amount shall not relieve the Guarantor of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such L/C Issuer or such Swingline Lender in its capacity as such.

(d)                To the extent permitted by applicable Law, and subject to the last sentence of this Section 5.10(d), no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than damages that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such party. To the extent permitted by applicable Law, no Indemnitee shall assert against the Guarantor and the Guarantor shall not assert against any Indemnitee, and each of the Guarantor and each Indemnitee hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty or any agreement or instrument contemplated hereby, the Effective Date Transactions, the Closing Date Transactions, any Loan, any Letter of Credit or the use of proceeds thereof. Notwithstanding the foregoing, nothing contained in this Section 5.10(d) shall limit the Guarantor’s indemnity obligations to the extent set forth in Section 5.10(b).

(e)                All amounts due under this Section 5.10 shall be payable not later than thirty (30) days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its proper and duly authorized representative as of the day and year first above written.

CUMMINS INC.,
as the Guarantor

By:	/s/ Donald G. Jackson
Name: Donald G. Jackson
Title: Vice President - Treasurer

Signature Page to Guaranty

Acknowledged and Agreed:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

Signature Page to Guaranty